Exhibit 5.1

Our File:	08-2216
Date:	October 14, 2015

Atna Resources Ltd. 14142 Denver West Parkway, Suite 250 Golden, Colorado 80401

Dear Sirs/Mesdames:

Re:	Registration Statement on Form S-8

We are legal counsel for Atna Resources Ltd. (the “Company”), a company incorporated under the laws of the province of British Columbia, in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 14,571,756 Common shares with no par value of the Company (the “Shares”), issuable pursuant to the exercise of options granted under the Company’s Amended & Restated Stock Option Plan (the “Plan”).

This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

For the purposes of providing this opinion, we have examined the Registration Statement, and such corporate records, certificates and other documents, and have made such searches and investigations and considered such questions of law as we have considered necessary for this opinion.

The opinion expressed below is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and we do not express any opinion herein concerning any other law.

Based and relying on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon receipt by the Company of full payment for the Shares in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable Common shares of the Company.

This opinion is limited to the matters stated herein and is addressed to the Company for the purposes of the registration of the Shares of the Company under the Securities Act pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent does not concede that we are an “expert” for the purposes of the Securities Act.

This opinion is being provided to the Company for its benefit and except for the purposes set forth above, should not be otherwise used, circulated, quoted, relied upon or referred to without our written consent.

Yours truly,

Bull, Housser & Tupper LLP

(signed) “Bull, Housser & Tupper LLP”